                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 12, 1999
                                         ---------------

                             HARMON INDUSTRIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                    Missouri
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-7916
                                     ------
                            (Commission File Number)

                                   44-0657800
                                   ----------
                      (IRS Employer Identification Number)

               1600 NE Coronado Drive, Blue Springs, Missouri 64014
               ----------------------------------------------------
                    (Address of principal executive offices)

                                 (816) 229-3345
                                 --------------
              (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 12, 1999, the Registrant (`Harmon Industries, Inc.', or `Harmon') acquired all of the issued and outstanding capital stock of Syseca, Inc. (`Syseca'), a Delaware corporation, from Thomson-CSF Holding Corporation (`Thomson-CSF'). Total consideration paid was $12.5 million consisting of $9.5 million for the purchase of capital stock of Syseca and $3.0 million for the retirement of indebtedness payable by Syseca to Thomson-CSF. Funds for the acquisition were provided by Harmon's existing $75 million bank credit agreement.

Syseca is a leader in the design and installation of operations control systems for the transportation and energy markets. Its capabilities for the rail transportation industry include train control, centralized traffic control, train movement planning, automatic train supervision, supervisory control and data acquisition systems, network optimization and automatic vehicle identification systems. Harmon intends for Syseca to continue to pursue its present lines of business. Syseca operates from locations in Marina del Rey, California and Carrollton, Texas.

William P. Marberg, Executive Vice President - System Sales and Support of Harmon since April 1998, was previously President and Chief Executive Officer of a Thomson-CSF affiliate.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Required financial statements and pro forma financial information are presented on the following pages.

                    HARMON INDUSTRIES, INC. AND SUBSIDIARIES

               Note to Pro Forma Consolidated Financial Statements

                          Year ended December 31, 1998

     GENERAL

     On March 12, 1999 Harmon Industries, Inc. (the Company) acquired Syseca, Inc. The transaction was accounted for as a purchase.

     The following pro forma balance sheet data presents the Company's financial position adjusted to reflect the acquisition of Syseca, Inc. and the related financing. This pro forma balance sheet is presented as if such transaction had occurred as of December 31, 1998.

     The following pro forma statement of operations data presents the Company's 1998 results of operations adjusted for the acquisition of Syseca, Inc. and the related financing. This pro forma statement of operations data is presented as if such transaction had occurred at the beginning of the period presented.

     The Company's historical information as of and for the year ended December 31, 1998 was derived from our audited consolidated financial statements. The historical financial information for Syseca, Inc. was derived from the historical financial statements of Syseca, Inc.

     These pro forma financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operations had such transactions been completed on the dates indicated or of future results of operations. Furthermore, the pro forma adjustments reflected herein are based upon preliminary estimates and actual adjustments to record the purchase could be different.

                    HARMON INDUSTRIES, INC. AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet

                                December 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                      HARMON
                                                                   INDUSTRIES,
                                                                       INC.       SYSECA, INC.     PRO FORMA
                                   ASSETS                           HISTORICAL     HISTORICAL     ADJUSTMENTS       PRO FORMA
                                                                   ------------   -------------   -------------     ---------
Current assets:
    Cash and cash equivalents                                      $      1,669          1,982            --          3,651
    Restricted cash                                                          --            596            --            596
    Trade receivables                                                    52,229          2,489            --         54,718
    Costs and estimated earnings in excess of billings
      on uncompleted contracts                                            9,649          2,771            --         12,420
    Inventories                                                          43,012             --            --         43,012
    Income tax receivable                                                   597             --            --            597
    Deferred tax asset                                                      587             --            --            587
    Prepaid expense and other current assets                              1,301             93            --          1,394
                                                                   ------------   -------------   -------------     ---------
             Total current assets                                       109,044          7,931            --        116,975

Property, plant, and equipment, net                                      26,575            635            --         27,210
Deferred tax asset                                                          654             --         4,687  (f)     5,341
Cost in excess of fair value of net assets acquired, net                 17,327          3,972        (3,972) (a)    26,320
                                                                                                       8,993  (b)
Deferred compensation asset                                               6,839             --            --          6,839
Other assets                                                              2,414             42            --          2,456
                                                                   ------------   -------------   -------------     ---------
             Total assets                                          $    162,853         12,580         9,708        185,141
                                                                   ------------   -------------   -------------     ---------
                                                                   ------------   -------------   -------------     ---------

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current debt installments                                      $        280             --            --            280
    Accounts payable                                                     16,415             39            --         16,454
    Accrued payroll, bonus, and employee benefit
      plan contributions                                                 13,342            730            --         14,072
    Billings in excess of costs and estimated earnings
      on uncompleted contracts                                           17,493          4,206           500 (d)     22,199
    Due to related parties                                                   --          3,129        (3,129)(c)         --
    Other accrued liabilities                                             5,650          1,465         1,038 (d)      8,153
                                                                   ------------   -------------   -------------     ---------
             Total current liabilities                                   53,180          9,569        (1,591)        61,158

Deferred compensation liability                                           5,175             --            --          5,175
Long-term debt                                                           19,540             --        12,500 (e)     32,040
Other long-term liabilities                                                  --          1,810            --          1,810
                                                                   ------------   -------------   -------------     ---------
             Total liabilities                                           77,895         11,379        10,909        100,183
                                                                   ------------   -------------   -------------     ---------
Stockholders' equity
    Common stock                                                          2,666            250          (250)(c)      2,666
    Additional paid-in capital                                           27,457         28,622       (28,622)(c)     27,457
    Foreign currency translation                                            127             --            --            127
    Unearned compensation                                                  (287)            --            --           (287)
    Retained earnings (deficit)                                          54,995        (27,671)       27,671 (c)     54,995
                                                                   ------------   -------------   -------------     ---------
             Total stockholders' equity                                  84,958          1,201        (1,201)        84,958
                                                                   ------------   -------------   -------------     ---------
             Total liabilities and stockholders' equity            $    162,853         12,580         9,708        185,141
                                                                   ------------   -------------   -------------     ---------
                                                                   ------------   -------------   -------------     ---------

See notes to pro forma financial statements.

                    HARMON INDUSTRIES, INC. AND SUBSIDIARIES

                  Note to Pro Forma Consolidated Balance Sheet

                                December 31, 1998

     (a) To eliminate the historical cost in excess of fair value of net assets acquired of Syseca, Inc.

     (b) To reflect the cost in excess of fair value of net assets acquired resulting from the acquisition of Syseca, Inc. Such amount results from the allocation of the purchase price ($12.5 million) to the fair value of assets acquired and liabilities assumed, which are described below.

     (c) To eliminate liabilities not assumed in the acquisition and the historical equity of Syseca, Inc.

     (d) To reflect purchase accounting adjustments of (i) $.9 million for estimated severance costs related to Syseca, Inc. employees, (ii) $.5 million for additional costs expected to be incurred on uncompleted contracts as a result of the acquisition, and (iii) $.1 million for direct costs related to the acquisition.

     (e)   To reflect borrowings used to fund the acquisition of Syseca, Inc.

     (f) To reflect the income tax impacts of the pro forma adjustments, together with an adjustment to reduce the valuation allowance recorded for deferred tax assets, in the historical financial statements of Syseca, Inc. Syseca, Inc.'s historical balance sheet at December 31, 1998 reflected a deferred tax valuation allowance of $4,126,000. As a result of the acquisition, management expects that Syseca, Inc.'s deferred tax assets will be realized as a part of the Company's consolidated tax return.

                    HARMON INDUSTRIES, INC. AND SUBSIDIARIES

                 Pro Forma Consolidated Statement of Operations

                          Year ended December 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                           HARMON
                                                        INDUSTRIES,
                                                            INC.        SYSECA, INC.      PRO FORMA
                                                         HISTORICAL      HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                        ------------    ------------     -------------      ----------
Net sales                                                $   265,219          14,611              --          279,830
Cost of sales                                                200,478          12,577              --          213,055
Research and development expenditures                          8,454           1,279              --            9,733
                                                        ------------    ------------     -------------      ----------

             Gross profit                                     56,287             755              --           57,042

Selling, general, and administrative expenses                 33,415           3,564              --           36,979
Amortization of cost in excess of fair value
    of net assets acquired                                     1,032             247            (247)(a)        1,525
                                                                                                 493 (b)
Miscellaneous income (expense), net                              368            (285)             --               83
                                                        ------------    ------------     -------------      ----------

             Operating income                                 22,208          (3,341)            246           18,621

             Interest expense                                  1,555             696            (696)(c)        2,421
                                                                                                 866 (d)
Interest income                                                  396              27              --              423
                                                        ------------    ------------     -------------      ----------

             Earnings before income taxes                     21,049          (4,010)            416           16,623

Income tax expense                                             7,647              --          (1,727)(e)        5,920
                                                        ------------    ------------     -------------      ----------

             Net earnings                                $    13,402          (4,010)         (1,311)          10,703
                                                        ------------    ------------     -------------      ----------
                                                        ------------    ------------     -------------      ----------


Basic earnings per common share                          $      1.27                                             1.02
Diluted earnings per common share                               1.25                                             1.00
                                                        ------------                                        ----------
                                                        ------------                                        ----------

Weighted average shares used in computation:
    Basic earnings per common share                      $    10,541                                           10,541
    Diluted earnings per common share                         10,684                                           10,684
                                                        ------------                                        ----------
                                                        ------------                                        ----------

See notes to pro forma financial statements.

                    HARMON INDUSTRIES, INC. AND SUBSIDIARIES

             Note to Pro Forma Consolidated Statements of Operations

                          Year ended December 31, 1998

     (a) To eliminate Syseca, Inc.'s historical amortization of cost in excess of fair value of net assets acquired.

     (b) To give effect to the estimated amortization of cost in excess of fair value of net assets acquired (goodwill) recorded in purchase accounting based upon an aggregate purchase price of $12,500,000 and a useful life of twenty years.

     (c) To eliminate Syseca, Inc.'s historical interest expense on intercompany debt which was either forgiven or repaid at the acquisition date.

     (d) To give effect to interest expense on borrowings, aggregating approximately $12,500,000, used to finance the purchase price based on the average borrowing rate of 6.95% for Harmon Industries, Inc., with the assumption that such borrowing had occurred at the beginning of the period presented.

     (e) To reflect the income tax impacts of the pro forma adjustments described above.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Syseca Inc.:

We have audited the accompanying balance sheet of Syseca Inc. as of December 31, 1998 and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Syseca Inc. as of December 31, 1998 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Prior to the acquisition of Syseca, Inc. by Harmon Industries, Inc. on March 12, 1999, Syseca, Inc. was a wholly-owned subsidiary of Thomson-CSF Holding Corporation. As discussed in note 4, Syseca, Inc. engaged in significant transactions with its parent and affiliated companies in conducting its operations and was dependent on its parent to fund its working capital needs.


s/ KPMG LLP

April 19, 1999

                                  SYSECA, INC.
     A Wholly-owned Subsidiary of Thomson-CSF Holding Corporation of America

                                  Balance Sheet

                                December 31, 1998


                                     ASSETS

Current assets:
    Cash                                                                                      $  1,982,462
    Restricted cash                                                                                595,764
    Trade accounts receivable, less allowance for doubtful accounts of $35,090                   2,489,347
    Costs and estimated earnings in excess of billings on uncompleted contracts (note 2)         2,770,703
    Prepaid expenses and other current assets                                                       93,256
                                                                                              -------------
             Total current assets                                                                7,931,532

Property, plant, and equipment, net (note 3)                                                       635,084
Cost in excess of fair value of net assets acquired (net of accumulated amortization
    of $967,307)                                                                                 3,972,217
Other assets                                                                                        41,596
                                                                                              -------------
             Total assets                                                                     $ 12,580,429
                                                                                              -------------
                                                                                              -------------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable - trade                                                                  $     38,983
    Accrued expenses                                                                               270,196
    Accrued vacation and payroll                                                                   730,355
    Billings in excess of costs and estimated earnings on uncompleted contracts (note 2)         4,205,984
    Due to related parties (note 4)                                                              3,129,257
    Other current liabilities (note 2)                                                           1,195,060
                                                                                              -------------
             Total current liabilities                                                           9,569,835

Other long term liabilities (note 2)                                                             1,810,120
                                                                                              -------------
             Total liabilities                                                                  11,379,955
                                                                                              -------------

Stockholder's equity:
    Common stock of $100 par value; authorized 2,500 shares, issued 2,500 shares                   250,000
    Additional paid-in capital                                                                  28,723,021
    Retained deficit                                                                           (27,772,547)
                                                                                              -------------
             Total stockholder's equity                                                          1,200,474
                                                                                              -------------
             Total liabilities and stockholder's equity                                       $ 12,580,429
                                                                                              -------------
                                                                                              -------------

See accompanying notes to financial statements.

                                  SYSECA, INC.
     A Wholly-owned Subsidiary of Thomson-CSF Holding Corporation of America

                             Statement of Operations

                          Year ended December 31, 1998

Net sales                                          $ 14,610,780

Cost of sales                                        12,577,490
Research and development                              1,279,247
                                                   -------------

             Gross profit                               754,043

Selling, general, and administrative expenses         3,563,988
Amortization of intangibles                             246,972
Other expenses                                          386,305
                                                   -------------

             Operating loss                          (3,443,222)

Interest expense                                        695,684
Interest income                                         (26,886)
                                                   -------------

             Loss before income taxes                (4,112,020)

Income taxes (note 5)                                        --
                                                   -------------

             Net loss                              $ (4,112,020)
                                                   -------------
                                                   -------------

See accompanying notes to financial statements.

                                  SYSECA, INC.
     A Wholly-owned Subsidiary of Thomson-CSF Holding Corporation of America

                        Statement of Stockholder's Equity

                          Year ended December 31, 1998

                                                                  ADDITIONAL                           TOTAL
                                                    COMMON         PAID-IN         RETAINED        STOCKHOLDER'S
                                                    STOCK          CAPITAL          DEFICIT            EQUITY
                                                -----------       ----------      ------------     -------------
Balance at December 31, 1997                    $   250,000       11,327,800      (23,660,527)      (12,082,727)

Contribution of capital by parent (note 4)               --       17,395,221               --        17,395,221

Net loss                                                 --               --       (4,112,020)       (4,112,020)
                                                -----------       ----------      ------------     -------------

Balance at December 31, 1998                    $   250,000       28,723,021      (27,772,547)        1,200,474
                                                -----------       ----------      ------------     -------------
                                                -----------       ----------      ------------     -------------

See accompanying notes to financial statements.

                                  SYSECA, INC.
     A Wholly-owned Subsidiary of Thomson-CSF Holding Corporation of America

                             Statement of Cash Flows

                          Year ended December 31, 1998

Cash flows from operating activities:
    Net loss                                                         $(4,112,020)
    Adjustment to reconcile net loss to net cash used
      by operating activities:
        Depreciation and amortization                                    480,791
        Changes in assets and liabilities:
           Restricted cash                                              (160,031)
           Trade accounts receivable                                   5,636,400
           Estimated costs, earnings, and billings on contracts       (3,072,472)
           Due from related parties                                      174,079
           Prepaid expenses and other current assets                     (60,199)
           Accounts payable                                             (728,722)
           Accrued expenses                                             (259,675)
           Accrued vacation and payroll                                  139,494
           Other long-term liabilities                                   420,000
                                                                     ------------
             Net cash used in operating activities                    (1,542,355)
                                                                     ------------

Cash flows from investing activities - capital expenditures             (408,270)
                                                                     ------------

Cash flows from financing activities:
    Net borrowings from related parties                                2,909,245
    Contribution from parent                                           1,242,908
    Change in bank overdraft                                            (219,066)
                                                                     ------------

             Net cash provided by investing activities                 3,933,087
                                                                     ------------

             Net increase in cash                                      1,982,462

Cash and cash equivalents at beginning of year                                --
                                                                     ------------

Cash and cash equivalents at end of year                             $ 1,982,462
                                                                     ------------
                                                                     ------------

See accompanying notes to financial statements.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     NATURE OF BUSINESS

     Syseca, Inc. (the Company) is a leading provider of real time control and monitoring systems for the transportation and energy markets and also supplies security systems for nuclear power plants. The Company's focus is on developing the software components of a system which allows for the synthesis and monitoring of the various hardware, equipment, and devices which typically come from other vendors. The transportation department and corporate headquarters are in Marina del Rey, California and the energy department is in Dallas, Texas. The Company also has project offices in Baltimore, Maryland.

     The Company is a wholly-owned subsidiary of Thomson-CFS Holding Corporation of America (THOCORAM), which is a wholly-owned subsidiary of Thomson-CSF.

     As discussed in note 4, the Company engaged in significant transactions with its parent and affiliated companies in conducting its operations and was dependent on its parent to fund its working capital needs.

     PROPERTY, PLANT, AND EQUIPMENT

     The cost of computer equipment, computer software, and furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation applicable to such assets are removed from the accounts, and any resulting gain or loss is reflected in operations.

     INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the asset/liability method in accounting for income taxes. Deferred income tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of existing assets and liabilities. A valuation allowance is established for deferred income tax assets unless it is "more likely than not" that such assets will be realized. Deferred income tax assets and liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Accordingly, income tax provisions will increase or decrease in the same period in which a change in income tax rates are enacted.

     LONG-TERM CONTRACTS

     Profits on long-term contracts are recorded on the basis of the Company's estimates of the percentage of completion of individual contracts. That portion of the total contract price is accrued which is allocable, on the basis of the Company's engineering estimates of the percentage of completion, to contract expenditures incurred. Profits are not recorded during the start-up phase of the contract. All losses are recognized in the period during which they become evident.

     COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

     Cost in excess of the fair value of net assets acquired is amortized on a straight-line basis over a twenty year life. The Company assesses the recoverability and measures impairment, if any, of such costs by determining whether the amortization of the costs in excess of the fair value of net assets acquired over its remaining life can be recovered through undiscounted future operating cash flows.

     RESEARCH AND DEVELOPMENT

     Costs incurred in the creation of new products or in changing existing products are charged to expense as incurred.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Estimates of fair values are subjective in nature and involve uncertainties and matters of significant judgement and, therefore, cannot be determined with precision. Changes in assumptions could affect the estimates. The fair market value of the Company's financial instruments, consisting of accounts receivable and accounts payable, approximate their carrying values.

     USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     RESTRICTED CASH

     The Company maintains an interest bearing account that holds retention payments received from contract customers. The Company does not have rights to the cash in the account until the contract specifies, which is usually at contract completion. The Company does receive the interest earned on the account.

(2)  CONTRACTS IN PROGRESS

     Contract costs on uncompleted contracts are as follows at December 31, 1998:

                                           COST AND      BILLINGS IN
                                          ESTIMATED       EXCESS OF
                                          EARNINGS        COSTS AND
                                          IN EXCESS       ESTIMATED
                                         OF BILLINGS       EARNINGS       TOTAL
                                         -----------     ------------   ----------
     Costs and estimated earnings        $22,270,405      53,018,856    75,289,261
     Billings                             19,499,702      57,224,840    76,724,542
                                         -----------     ------------   ----------
                                         $2,770,703       (4,205,984)   (1,435,281)
                                         -----------     ------------   ----------
                                         -----------     ------------   ----------

     Included in other current liabilities and other long-term liabilities at December 31, 1998, are estimated costs, aggregating approximately $2,585,000, related to the completion of system software and related customer modifications previously committed to customers under contracts.

(3)  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment at December 31, 1998 consists of the following:

                  Computer equipment                           $  944,054
                  Computer software                               154,395
                  Furniture and fixtures                          415,832
                                                               -----------
                                                                1,514,281

                  Less accumulated depreciation                  (879,197)
                                                               -----------
                                                               $  635,084
                                                               -----------
                                                               -----------

(4)  TRANSACTIONS WITH RELATED PARTIES

     The Company is an affiliate of the Syseca Group of companies, which are controlled by Thomson-CSF. The Company has had related party transactions with other wholly-owned subsidiaries within the Syseca Group, including Syseca SA and THOCORAM.

     The Company pays management service fees to Thomson-CSF and Syseca SA for services such as financial management assistance, accounting, auditing and planning matters, insurance, risk management, governmental relations, human resources, legal assistance, marketing, research and development, and foreign employee benefits. The cost related to these services was $653,000 for the year ended December 31, 1998. The Company had a payable to Thomson-CSF of $111,000 and a payable to Syseca SA of $90,000 at December 31, 1998.

     The Company participates in various health and insurance plans, which are provided to the Syseca Group of companies. THOCORAM pays the premiums related to these plans. During 1998, reimbursement costs paid to THOCORAM were $643,000.

     An operational relationship exists between the Company and Syseca SA. During 1998, the Company purchased a software system for $61,000 from Syseca SA and incurred costs of $96,000 for the use of Syseca SA employees. Also in 1998, the Company received $107,000 from Syseca SA for the use of the Company's employees.

     The Company relies on THOCORAM for its working capital needs which have been funded through a demand note payable to THOCORAM. On July 31, 1998, the balance of this note was $17,395,000. THOCORAM forgave the balance of the note on July 31, 1998. The Company recorded the forgiveness of debt and related accrued interest as a capital contribution of 17,395,000. As a result of subsequent borrowings, as of December 31, 1998, the Company had a demand note payable to THOCORAM of $2,909,000 and related accrued interest and fees of $19,000. Interest and fees on the note accrue daily based on THOCORAM's daily cost of funds, which at December 31, 1998 was 6.675%. Interest expense for the year on the borrowings from THOCORAM was $696,000.

(5)  TAXES

     Total income taxes are allocated as follows as of December 31, 1998:

                     Current
                       Federal                                  --
                       State and local                          --
                                                            ----------
                         Total current tax provision            --
                                                            ----------
                     Deferred
                       Federal                                  --
                       State and local                          --
                                                            ----------
                         Total deferred tax provision           --
                                                            ----------
                         Total tax provision                $   --
                                                            ----------
                                                            ----------

     A reconciliation of the income tax provision (benefit) to the statutory federal rate is as follows for the year ended December 31, 1998:

             Statutory federal tax rate               $ (1,616,000)
             Nondeductible expenses                          2,000
             State income taxes                           (150,000)
             Net operating loss not benefited            1,764,000
                                                      -------------
                  Total                               $         --
                                                      -------------
                                                      -------------

     The operations of the Company are included in the consolidated federal income tax return of the parent THOCORAM. The policy of the parent is to allocate consolidated federal income tax expense to members of the affiliated group, including the Company on a stand-alone basis. No income tax benefit on the Company's net operating losses were credited by the parent. The parent company is in a net operating loss carryforward position and, therefore, no current or deferred benefit was available for the losses of Syseca, Inc.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 are as follows:

             Deferred tax assets:
               Compensated absence accrual            $    211,000
               Allowance for doubtful accounts              14,000
               Long-term contract reserve                2,819,000
               Product reserve                           1,008,000
               Other various reserves                      214,000
                                                      -------------

                   Total gross deferred tax assets       4,266,000

             Deferred tax liabilities:
               Property, plant, and equipment               (4,000)
               Intangible asset amortization              (136,000)

             Less valuation allowance                   (4,126,000)
                                                      -------------

                   Net deferred tax asset             $         --
                                                      -------------
                                                      -------------

     In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion of, or all of, deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. A valuation allowance in the amount of $4,126,000 was established as of December 31, 1998.

(6)  EMPLOYEE BENEFIT PLAN

     The Company's eligible employees participate in a multiemployer qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. The Company contributes (matches) 50% up to 6% of eligible compensation. Costs related to the plan were $165,000 in 1998 and accrued contributions were $24,000 at December 31, 1998.

(7)  COMMITMENTS AND CONTINGENCIES

     Future minimum rental payments required under the terms of operating leases that have initial or remaining noncancelable lease terms in excess of one year from December 31, 1998 are as follows:

                            DECEMBER 31,                 AMOUNT
                            ------------              -------------
                               1999                    $ 385,000
                               2000                      206,000
                               2001                      158,000
                               2002                       27,602
                                                      -------------
                                                      -------------

     Principal operating leases are for office space. Rent expense related to continuing operations for all operating leases was $694,000 in 1998. It is expected that in the ordinary course of business leases will be renewed or replaced as they expire.

     The Company is involved in various claims and litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these actions will not have a material adverse effect on the Company's financial statements.

(8)  SUBSEQUENT EVENT

     On March 12, 1999, the Company's stock was acquired by Harmon Industries, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HARMON INDUSTRIES, INC.
                                                 ------------------------------
                                                          (Registrant)


Date:          May 14, 1999                      By: /s/ Charles M. Foudree
               ------------                          --------------------------
                                                     Charles M. Foudree
                                                     Executive Vice President-
                                                     Finance

Date:          May 14, 1999                      By: /s/ Stephen L. Schmitz
               ------------                          --------------------------
                                                     Stephen L. Schmitz
                                                     Vice President-Controller